Consent of Independent Public Accountants

      As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2001, included in Intelli-Check, Inc.'s Annual Report on Form 10-KSB (File No. 001-15465) previously filed with the Securities and Exchange Commission and to all references to our Firm included in this Registration Statement.

                                                  ARTHUR ANDERSEN LLP

New York, New York
April 24, 2001